Exhibit 10.6

NOTE GUARANTY

THIS PERSONAL GUARANTY (this “Guaranty”), dated as of the 18th day of September, 2014, is made by TIM SNYDER, an individual residing at 1125 Laurel Lane, San Luis Obispo, CA 93401 (“Guarantor”), in favor of SPENDSMART NETWORKS, INC., a Delaware corporation (the “Payee”).

RECITALS

WHEREAS, SNYDER COMPUTER SERVICES, INC., a California corporation (the “Maker”) has issued a Promissory Note in the amount of Four Hundred Ten Thousand Dollars ($410,000) made payable to the Payee as of even date herewith (the “Note”);

WHEREAS, the Guarantor acknowledges and agrees that it is in the Guarantor’s best interests to execute this Guaranty, inasmuch as the Guarantor will derive substantial direct and indirect benefits from the Note.

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, in order to induce the Payee to lend the funds represented by the Note and in further consideration of the mutual promises and covenants herein contained, the parties agree as follows:

1. Guaranty of Payment. The Guarantor hereby:

(a) absolutely, unconditionally and irrevocably guarantees to Payee, its successors and assigns, the full and prompt performance and discharge of each and every provision of the Note on the part of Maker to be performed, and of any agreement, document or instrument given or executed by Maker in pursuance thereof. The obligation and debt of Maker under the Note shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty.

(b) acknowledges and agrees that this Guaranty constitutes a guaranty of payment when due and not merely of collection and that it shall not be necessary or required that the Payee exercise any right, assert any claim or demand or enforce any remedy whatsoever against Maker (or any other person or entity) before or as a condition to the obligations of the Guarantor hereunder; (b) acknowledges and agrees that there is no condition precedent to the effectiveness of this Guaranty, and this Guaranty is in full force and effect and is binding on the Guarantor as of the date first written above; and (c) represents and warrants to Payee that he has full power and authority to execute and deliver this Guaranty and no document, instrument or agreement to which he is a party prohibits the execution and delivery of this Guaranty to Payee nor, in any way, limits this Guaranty.

2. Guaranty Unconditional. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until the Note has been paid in full. The Guarantor guarantees that the Note will be paid strictly in accordance with the terms of the Note.

3. Waiver. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to the Note and this Guaranty and any requirement that the Payee protect, secure, perfect or insure any security interest or lien, or any property subject thereto, or exhaust any right or take any action against Maker or any other person or entity or any collateral securing the Note.

4. Continuing Guaranty of Payment. This Guaranty (i) shall be binding upon such Guarantor and his heirs, executors, personal representatives and assigns and (ii) shall inure to and shall be enforceable by the Payee and her heirs, executors, personal representatives, successors and assigns.

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5. Stay of Acceleration. In the event that acceleration of the time for payment of the Note is stayed upon insolvency, bankruptcy or reorganization of Maker, all such amounts shall nonetheless be payable by the Guarantor forthwith on demand by the Payee.

6. Notices. All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing to such address as a Party may from time to time specify in writing. Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received, (ii) sent by facsimile during the recipient's normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient's business on the next business day) and (iii) sent by e-mail shall be deemed received upon the sender's receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment).

7. Governing Law; Jurisdiction. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the law of the State of California without regard to the choice of law provisions thereof. Any disputes shall be heard only in the federal and state courts sitting in San Luis Obispo County, State of California. The prevailing party shall be entitled to recover its reasonable legal fees and expenses from the party not prevailing.

8. Entire Agreement. This Guaranty, together with the Note, constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersedes and revokes all prior agreements and understandings, oral and written, between the parties.

9. Amendments, Waivers. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Payee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Payee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies provided herein are cumulative and not exclusive of any remedies provided at law.

10. Headings. The descriptive headings of the Paragraphs are for ease of reference only and will in no way affect or be used to construe or interpret this Guaranty.

11. Counterparts. This Note may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Note and all of which, when taken together, will be deemed to constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

12. Severability. In the case that any one or more of the provisions contained in this Guaranty shall be held invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and unenforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

13. Termination. This Guaranty shall terminate on the payment in full of the Note and the satisfaction of all obligations of Maker thereunder. Upon termination of this Guaranty, the Payee shall, promptly upon the request of the Guarantor, execute and deliver to such Guarantor an acknowledgment of the termination of this Guaranty and a release of such Guarantor from all claims and liabilities of any nature arising under this Guaranty.

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IN WITNESS WHEREOF, the undersigned Guarantor has duly executed and delivered this Guaranty as of the date first above written.

GUARANTOR:

/s/ Tim Snyder
TIM SNYDER

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